EXHIBIT 10.22.2

                          CONSOLIDATED PROMISSORY NOTE

$5,000,000.00                                                       May 23, 2002
                                                           Jacksonville, Florida


For value received, the receipt and sufficiency of which are hereby acknowledged, TRAILER BRIDGE, INC., a Delaware corporation ("Borrower"), promises to pay to the order of Transportation Receivables 1992, LLC ("Lender"), FIVE MILLION DOLLARS ($5,000,000.00), or if less, the aggregate unpaid principal amounts of the Loan advanced by Lender to Borrower under the LOAN AND SECURITY AGREEMENT dated as of May 10, 2002 by and between Borrower and Lender (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the "Agreement") together with interest on the unpaid balance of such amount from the date of this Note. This Note is the Note issued under the Agreement to which a reference is made for a statement of all of the terms and conditions of the Loan evidenced hereby. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This Note is secured by the Agreement and the Collateral, and is entitled to the benefit of the rights and security provided thereby.

Interest on the outstanding principal balance under this Note is payable at the rate of 8.03% per annum, and, in the event of a default of the terms of this Note, at Default Rate that is 3.00% greater than the otherwise applicable rate, in immediately available United States Dollars quarterly commencing three months from the date of this Note. The outstanding principal and interest under this Note shall be immediately due and payable on the date two (2) years from the date of this Note.

Payments received by Lender shall be applied against principal and interest as provided for above. To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Note; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.
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THIS NOTE CONSOLIDATES THAT CERTAIN PROMISSORY NOTE IN THE AMOUNT OF $3,000,000
MADE BY THE BORROWER IN FAVOR OF THE ESTATE OF M. P. McLEAN AND ASSIGNED TO THE LENDER, AND THAT CERTAIN $2,000,000 FUTURE






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ADVANCE NOTE MADE BY THE BORROWER IN FAVOR OF THE LENDER, WHICH NOTES ARE
ATTACHED HERETO AND AS TO WHICH DOCUMENTARY STAMP AND INTANGIBLES TAXES HAVE BEEN PAID.


Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

BORROWER ACKNOWLEDGES THAT BORROWER HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE. THIS NOTE IS GOVERNED BY THE LAW OF THE STATE OF FLORIDA.

                                        TRAILER BRIDGE, INC.

                                        By:  /s/ Ralph W. Heim
                                           -------------------------------------
                                        Name:  Ralph W. Heim
                                        Title: President and C.O.O.






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